EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[195,806,000]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE(6))
LEHMAN MORTGAGE TRUST, SERIES 2006-6

Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Maturity (yrs) (2)	Principal Payment to Maturity Window (2)	Expected Initial Loss Coverage (3)	Interest Accrual Convention	Legal Final Maturity	Expected Ratings (3)
1A1	$195,806,000	1ML + 0.50%	Senior, Pass Through	3.04	10/06 - 11/14	[6.70]%	30/360	10/25/2036	AAA
1A2 (4) (5)	$195,806,000	6.50% - 1ML	Senior, Interest-Only	N/A	N/A	[6.70]%	30/360	10/25/2036	AAA
AP (4)	N/A	N/A	Senior, Principal-Only	N/A	N/A	[6.70]%	30/360	10/25/2036	AAA
AX (4) (5)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[6.70]%	30/360	10/25/2036	AAA
SUBS (4)	$14,061,144	7.00%	Subordinated	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The Class Coupons are described under “Interest Rates” on page 5.

(2)	Prepayments were run at 100% PPC per annum with the 10% Optional Termination exercised. Assumes bonds pay on the 25th of every month beginning in October 2006.

(3)	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. Loss Coverage are subject to change based on rating agency feedback.

(4)	Non-offered classes.

(5)	Notional certificate.

(6)	Aggregate collateral balance is subject to change, which may affect final tranche sizing as well as the proportion of the Class 1A1 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF SEPTEMBER 2006 UNLESS OTHERWISE INDICATED.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
1

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is generally comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The Trust will issue subordinate certificates. The Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis. Excess Losses will be borne by all classes of certificates on a pro-rata basis.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools) as described in the related prospectus supplement. The Subordinate Certificates will be crossed among several groups.

•	The Master Servicer maintains a 10% Optional Termination on the collateral.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
2

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut off Date:	September 1, 2006

Closing Date:	September 29, 2006

Settlement Date:	September 29, 2006

Distribution Dates:	25th of each month, commencing in October 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally 0.25% per annum

Trustee:	[TBD].

Rating Agencies:	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates.

Day Count:	30/360.

Delay Days:	With respect to all certificates other than the Class 1A1 and Class 1A2 Certificates, 24 days.

With respect to the Class 1A1 and Class 1A2 Certificates, 0 days.

Interest Accrual Period:	With respect to all certificates other than the Class 1A1 and Class 1A2 Certificates, the calendar month preceding the Distribution Date.

With respect to the Class 1A1 and Class 1A2 Certificates, the interest accrual period begins on the immediately preceding Distribution Date (or September 25, 2006 in the case of the first accrual period) and ends on the day immediately before the current Distribution Date.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
3

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Accrued Interest:	With respect to all certificates other than the Class 1A1 and Class 1A2 Certificates, 28 days of accrued interest.

With respect to the Class 1A1 and Class 1A2 Certificates, 4 days of accrued interest.

LIBOR Determination Date:	With respect to the Class 1A1 and Class 1A2 Certificates, the second business day preceding the beginning of each Interest Accrual Period (other than the first Interest Accrual Period).

For the first Interest Accrual Period, one-month LIBOR will equal 5.33% per annum.

Registration:	Book-entry form through DTC

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment Assumption:
100% PPC per annum. 100% PPC is defined as 10% CPR in the first month of loan life and additionally approximately 1.36% (15/11%) CPR in each month thereafter until the eleventh month. Thereafter, it remains constant at 25% CPR.

SMMEA Eligibility:	The senior certificates will be SMMEA eligible.

ERISA Eligibility:	The senior certificates will be ERISA eligible

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
4

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:

Class 1A1 is a senior certificate. Class 1A1 will accrue interest at a per annum rate of one-month LIBOR + 0.50%, subject to a minimum rate of 0.50% and a maximum rate of 7.00%.

Class 1A2 is an interest-only certificate. It will accrue interest at a per annum rate of 6.50% - one-month LIBOR, subject to a minimum rate of 0.00%. Its notional balance will equal the class principal amount of the Class 1A1 Certificates.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. They will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 7.00% per annum.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
5

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [6.70]%*).

Priority of Payment		Order of Loss Allocation (Other than Excess Losses)
Class A Credit Support of [6.70]%*
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
6

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, one minus the Senior Prepayment Percentage.

Strip Rate:	7.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
7

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

AP Principal Distribution Amount:	On any Distribution Date, the sum of (1) the related AP Percentage of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
8

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount as follows:

To the Class 1A1 Certificates until reduced to zero.

II. Pay Subordinate Principal Distribution Amount as follows*:

* Subject to credit support tests

To the Subordinate Certificates until reduced to zero.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
9

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 1A1 Discount Margin Table (To Optional Termination):

Assumes one-month LIBOR equals 5.33%.

	50% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC
100*	50	50	50	50	50	50	50
WAL (yr)	6.13	4.12	3.61	3.04	2.40	1.98	1.45
First Prin Pay	Oct06	Oct06	Oct06	Oct06	Oct06	Oct06	Oct06
Last Prin Pay	May22	Aug17	May16	Nov14	Feb13	Dec11	Jun10

* Price does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
10

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

Primary Originator	Indymac Bank

Interest Rate Range	5.50% - 9.00%

Gross WAC	7.10%	(+/- 10 Bps)

Original WAM	360

Current WAM	358	(+/- 5 Months)

WA Orig. LTV %	70%	(+/- 10%)

WA Orig. FICO	710	(+/- 10)

California %	35%	(MAX 45%)

Max Avg. Loan Size	$275,000

Cash-Out Refinance %	40%	(+/- 10%)

Primary Residence %	90%	(MIN 75%)

10 Year Interest Only %	35%	(MAX 50%)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
11

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[56,736,000]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE(1))
LEHMAN MORTGAGE TRUST
CALLABLE MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-6
GROUP 3

Class	Approximate Size ($)	Coupon (2)	Security Description	WAL To Maturity (yrs) (3)	Principal Payment to Maturity Window (3)	Expected Initial Loss Coverage (4)	Legal Final Maturity	Expected Ratings (4)
3A1(5)	$27,486,000	6.00%	Senior, Sequential	N/A	N/A	[6.70]%	10/25/2036	AAA
3A2 (6) (7)	$56,736,000	6.00%	Senior, Callable Class	5.62	08/08-09/36	[6.70]%	10/25/2036	AAA
3A3 (5) (7)	$56,736,000	6.00%	Senior, Sequential	N/A	N/A	[6.70]%	10/25/2036	AAA
C (5)	N/A	N/A	Call Class	N/A	N/A	N/A	N/A	N/A
AP (5)	N/A	N/A	Senior, Principal-Only	N/A	N/A	[6.70]%	10/25/2036	AAA
AX (5) (8)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[6.70]%	10/25/2036	AAA
SUBS (5)	$6,048,292	6.00%	Subordinated	N/A	N/A	N/A	N/A	N/A

(1)	Aggregate collateral balance is subject to change, which may affect final tranche sizing as well as the proportion of the Class 3A2 Certificates to the final pool balance.

(2)	The class coupons are described under “Interest Rates” on page 4.

(3)	Prepayments were run at 100% PPC to maturity. Assumes bonds pay on the 25th of every month beginning in October 2006.

(4)	It is expected that Moody’s and Fitch will rate the offered senior certificates. Loss Coverage is subject to change based on rating agency feedback.

(5)	Non-offered classes.

(6)
The Class 3A2 Certificates may be redeemed by the holder of the Class C Certificate on any Redemption Date. If the Class C Call is exercised, the holders of the Class 3A2 Certificates will receive their pro rata share of the Redemption Amount and any accrued interest. The Redemption Amount will equal to the product of (i) the “Class C Strike Price” and (ii) the outstanding principal balance of Class 3A2 Certificates prior to distributions on such distribution date. The Class 3A2 Certificates may be redeemed in whole (but not in part) on any distribution date occurring on or after January 2007 (each, a “Redemption Date”). The proceeds distributable to holders of the Class 3A2 Certificates upon redemption (the “Redemption Amount”) will be less than the outstanding principal balance of the Certificates. In addition, no premium will be paid in connection with any such redemption.

(7)
The Class 3A2 Certificates will be issued by a separate grantor trust, the sole asset of which will be the Class 3A3 Certificates. The Class 3A3 Certificates will be issued by the REMIC trust and will evidence a direct interest in the mortgage pool.

(8)	Notional certificate.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF SEPTEMBER 2006 UNLESS OTHERWISE INDICATED.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
1

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is generally comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The REMIC Trust will issue senior and subordinated certificates. The Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the subordinated certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis. Excess Losses will be borne by all classes of certificates on a pro-rata basis.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools) as described in the related prospectus supplement. The Subordinate Certificates will be crossed among several groups.

•
Class 3A2 Certificates is a Callable Class and may be redeemed, at the option of the holder of the Class C Certificate, on any Redemption Date. Since the Redemption Amount distributable upon any redemption of the Class 3A2 Certificates will be less than the outstanding balance of such Certificates, any investor who acquired its Certificate for an amount greater than the Redemption Amount will suffer a loss to the extent of such excess.

•
10% Optional Purchase: on any distribution date following the date on which the scheduled principal balance of the mortgage pool has declined to ten percent of the initial balance thereof, the Master Servicer may terminate the REMIC trust and cause redemption of the Certificates.

•
The Class 3A2 Certificates will evidence the entire beneficial ownership interest in a grantor trust, the sole asset of which will be the Class 3A3 Certificates. As described in the prospectus supplement, the Class 3A3 Certificates will be issued by the REMIC trust and will represent an interest in the mortgage pool. On each distribution date prior to the Redemption Date, if any, all amounts distributable on the Class 3A3 Certificates will be passed through to the holders of the Class 3A2 Certificates. Similarly, any Realized Losses experienced by the Class 3A3 Certificates will, in turn, be allocated to the Class 3A2 Certificates in reduction of its certificate principal balance.

•
On any Redemption Date, the trustee will be required to deliver the Class 3A3 Certificates to the holder of the Class C Certificate in exchange for payment by the Class C Certificate holder of the Redemption Amount. Holders of the Class 3A2 Certificates may, therefore, expect that the holder of the Class C Certificates will exercise its right to cause a redemption of the Class 3A2 Certificates on any Redemption Date that the then current market value of the Class 3A3 Certificates exceeds the Redemption Amount required to be paid by the holder of the Class C Certificates.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
2

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut off Date:	September 1, 2006

Closing Date:	September 29, 2006

Settlement Date:	September 29, 2006

Distribution Dates:	25th of each month, commencing in October 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally 0.25% per annum

Trustee:	HSBC Bank USA, National Association.

Securities Administrator:	Wells Fargo Bank, N.A.

Exchange Agent:	[TBD].

Rating Agencies:	It is expected that Moody’s and Fitch will rate the offered senior certificates.

Day Count:	30/360.

Delay Days:	With respect to all certificates other than the Class 3A2 Certificates and the Class 3A3 Certificates, 24 days.

With respect to the Class 3A2 Certificates and the Class 3A3 Certificates, 0 days.

Interest Accrual Period:	With respect to all certificates other than the Class 3A2 Certificates and the Class 3A3 Certificates, the calendar month preceding the Distribution Date.

With respect to the Class 3A2 Certificates and the Class 3A3 Certificates, the interest accrual period begins on the immediately preceding Distribution Date (or September 25, 2006 in the case of the first accrual period) and ends on the day immediately before the current Distribution Date.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
3

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Accrued Interest:	With respect to all certificates other than the Class 3A2 Certificates and the Class 3A3 Certificates, 28 days of accrued interest.

With respect to the Class 3A2 Certificates and the Class 3A3 Certificates, 4 days of accrued interest.

Registration:	Book-entry form through DTC

Tax Status:	Grantor Trust for Federal income tax purposes.

Pricing Prepayment Assumption:
100% PPC per annum. 100% PPC is defined as 8% CPR in the first month of loan life and additionally approximately 1.09% (12/11%) CPR in each month thereafter until the eleventh month. Thereafter, it remains constant at 20% CPR.

SMMEA Eligibility:	The senior certificates will be SMMEA eligible.

ERISA Eligibility:	The senior certificates will be ERISA eligible

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Interest Rates:

Class 3A1 is a senior certificate. The Class 3A1 Certificates will accrue interest at a per annum rate of 6.00%.

Class 3A2 is a senior certificate. The Class 3A2 Certificates will accrue interest at a per annum rate of 6.00%.

Class 3A3 is a senior certificate. The Class 3A3 Certificates will accrue interest at a per annum rate of 6.00%.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. The Class AP Certificates will not be entitled to payments of interest.

Class C is a call class. The Class C Certificate will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 6.00% per annum.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
4

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [6.70] %*).

Priority of Payment		Order of Loss Allocation (Other than Excess Losses)
Class A Credit Support of [6.70]%*
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
5

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, one minus the Senior Prepayment Percentage.

Strip Rate:	6.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
6

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

AP Principal Distribution Amount:	On any Distribution Date, the sum of (1) the related AP Percentage of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
7

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount as follows:

To the Class 3A1 and Class 3A3 Certificates*, sequentially in this order, until reduced to zero.

* For each Distribution Date, for so long as the Class 3A2 Certificates remain outstanding, the holders of the Class 3A2 Certificates will be entitled to all principal amounts allocable to the Class 3A3 Certificates.

II. Pay Subordinate Principal Distribution Amount as follows**:
**Subject to credit support tests

To the Subordinate Certificates until reduced to zero.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
8

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 3A2 Yield Table (To Maturity):

Price* (ticks)	50% PPC	75% PPC	100% PPC	150% PPC	200% PPC	300% PPC	400% PPC
97-26	6.39	6.48	6.58	6.82	7.08	7.62	8.24
97-28	6.38	6.47	6.57	6.80	7.05	7.58	8.18
97-30	6.37	6.46	6.55	6.78	7.02	7.53	8.12
98-00	6.36	6.44	6.54	6.76	6.99	7.49	8.05
98-02	6.35	6.43	6.52	6.74	6.97	7.44	7.99
98-04	6.34	6.42	6.51	6.71	6.94	7.40	7.93
98-06	6.33	6.41	6.49	6.69	6.91	7.35	7.86
98-08	6.32	6.40	6.48	6.67	6.88	7.31	7.80
98-10	6.31	6.39	6.47	6.65	6.85	7.26	7.74
98-12	6.31	6.37	6.45	6.63	6.82	7.22	7.68
98-14	6.30	6.36	6.44	6.61	6.79	7.17	7.61
98-16	6.29	6.35	6.42	6.58	6.76	7.13	7.55
98-18	6.28	6.34	6.41	6.56	6.73	7.08	7.49
98-20	6.27	6.33	6.39	6.54	6.70	7.04	7.43
98-22	6.26	6.32	6.38	6.52	6.68	7.00	7.37
98-24	6.25	6.30	6.36	6.50	6.65	6.95	7.30
98-26	6.24	6.29	6.35	6.48	6.62	6.91	7.24

WAL (yr)	10.72	7.54	5.62	3.50	2.48	1.56	1.10
First Prin Pay	Mar10	Feb09	Aug08	Jan08	Sep07	Jun07	Apr07
Last Prin Pay	Sep36	Sep36	Sep36	Sep36	Jul12	Jan10	Oct08

*Price does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
9

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 3A2 Yield Table (Assuming Class C Call is exercised on January 2007 Distribution Date):

Price* (ticks)	Class C Strike Price* (ticks)	50% PPC	75% PPC	100% PPC	150% PPC	200% PPC	300% PPC	400% PPC
97-26	97-29	6.52	6.52	6.52	6.52	6.52	6.52	6.52
97-28	97-31	6.51	6.51	6.51	6.51	6.51	6.51	6.51
97-30	98-01	6.51	6.51	6.51	6.51	6.51	6.51	6.51
98-00	98-03	6.50	6.50	6.50	6.50	6.50	6.50	6.50
98-02	98-05	6.50	6.50	6.50	6.50	6.50	6.50	6.50
98-04	98-07	6.49	6.49	6.49	6.49	6.49	6.49	6.49
98-06	98-09	6.49	6.49	6.49	6.49	6.49	6.49	6.49
98-08	98-11	6.49	6.49	6.49	6.49	6.49	6.49	6.49
98-10	98-13	6.48	6.48	6.48	6.48	6.48	6.48	6.48
98-12	98-15	6.48	6.48	6.48	6.48	6.48	6.48	6.48
98-14	98-17	6.47	6.47	6.47	6.47	6.47	6.47	6.47
98-16	98-19	6.47	6.47	6.47	6.47	6.47	6.47	6.47
98-18	98-21	6.47	6.47	6.47	6.47	6.47	6.47	6.47
98-20	98-23	6.46	6.46	6.46	6.46	6.46	6.46	6.46
98-22	98-25	6.46	6.46	6.46	6.46	6.46	6.46	6.46
98-24	98-27	6.45	6.45	6.45	6.45	6.45	6.45	6.45
98-26	98-29	6.45	6.45	6.45	6.45	6.45	6.45	6.45

WAL (yr)		0.32	0.32	0.32	0.32	0.32	0.32	0.32
First Prin Pay		Jan07	Jan07	Jan07	Jan07	Jan07	Jan07	Jan07
Last Prin Pay		Jan07	Jan07	Jan07	Jan07	Jan07	Jan07	Jan07

*Price does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.
10

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

11

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[195,806,000]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE (6))
LEHMAN MORTGAGE TRUST, SERIES 2006-6

Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Maturity (yrs) (2)	Principal Payment to Maturity Window (2)	Expected Initial Loss Coverage (3)	Interest Accrual Convention	Legal Final Maturity	Expected Ratings (3)
1A1(4)	$195,806,000	1ML + 0.25%	Senior, Pass Through	3.04	10/06 - 11/14	[6.70]%	Actual/360	10/25/2036	AAA
1A2 (5) (6)	$195,806,000	6.66% - 1ML	Senior, Interest-Only	N/A	N/A	[6.70]%	30/360	10/25/2036	AAA
AP (5)	N/A	N/A	Senior, Principal-Only	N/A	N/A	[6.70]%	30/360	10/25/2036	AAA
AX (5) (6)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[6.70]%	30/360	10/25/2036	AAA
SUBS (5)	$14,061,144	7.00%	Subordinated	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The Class Coupons are described under “Interest Rates” on page 5.

(2)	Prepayments were run at 100% PPC per annum with the 10% Optional Termination exercised. Assumes bonds pay on the 25th of every month beginning in October 2006.

(3)	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. Loss Coverage are subject to change based on rating agency feedback.

(4)
An interest rate cap will be purchased for the Trust for the benefit of the Class 1A1 Certificates to protect against interest rate risk from upward movement in one-month LIBOR. Proceeds derived from the Interest Rate Cap will be applied to cover basis risk shortfalls on the Class 1A1 Certificates but not credit losses on the mortgage loans. The [ninety-eight] month Interest Rate Cap will have a strike rate of [6.66%] and a maximum rate of [9.25%]. It will contribute cash in the event one-month LIBOR rises above the strike rate up to the maximum rate. In addition, an interest rate swap agreement will be purchased for the Trust for the benefit of the Class 1A1 Certificates that is intended to allow the trust to pay the holders of the Class 1A1 Certificates on the basis of an actual/360 accrual method as further described in this term sheet.

(5)	Non-offered classes.

(6)	Notional certificate.

(7)	Aggregate collateral balance is subject to change, which may affect final tranche sizing as well as the proportion of the Class 1A1 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF SEPTEMBER 2006 UNLESS OTHERWISE INDICATED.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is generally comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The Trust will issue subordinate certificates. The Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis. Excess Losses will be borne by all classes of certificates on a pro-rata basis.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools) as described in the related prospectus supplement. The Subordinate Certificates will be crossed among several groups.

•
The Class 1A1 Certificates will benefit from an Interest Rate Cap up to and including the distribution date occurring in November 2014. The Interest Rate Cap is designed to partially mitigate the basis risk that results from movement in one-month LIBOR.

•
The trustee, on behalf of the Trust, will enter into an interest rate swap agreement. Under the arrangement, the Trust will be obligated to make interest payments to the counterparty calculated on the basis of a floating rate, a notional balance and the 30/360 accrual method; the Trust will be entitled to receive interest payments on such basis but calculated on the actual/360 accrual method.

•	The Master Servicer maintains a 10% Optional Termination on the collateral.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut off Date:	September 1, 2006

Closing Date:	September 29, 2006

Settlement Date:	September 29, 2006

Distribution Dates:	25th of each month, commencing in October 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally 0.25% per annum

Trustee:	[TBD].

Rating Agencies:	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates.

Day Count:	Actual/360 for the Class 1A1 Certificates and 30/360 for all other Certificates.

Delay Days:	With respect to all certificates other than the Class 1A1 and Class 1A2 Certificates, 24 days.

With respect to the Class 1A1 and Class 1A2 Certificates, 0 days.

Interest Accrual Period:	With respect to all certificates other than the Class 1A1 and Class 1A2 Certificates, the calendar month preceding the Distribution Date.

With respect to the Class 1A1 and Class 1A2 Certificates, the interest accrual period begins on the immediately preceding Distribution Date (or September 25, 2006 in the case of the first accrual period) and ends on the day immediately before the current Distribution Date.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Accrued Interest:	With respect to all certificates other than the Class 1A1 and Class 1A2 Certificates, 28 days of accrued interest.

With respect to the Class 1A1 and Class 1A2 Certificates, 4 days of accrued interest.

LIBOR Determination Date:	With respect to the Class 1A1 and Class 1A2 Certificates, the second business day preceding the beginning of each Interest Accrual Period (other than the first Interest Accrual Period).

For the first Interest Accrual Period, one-month LIBOR will equal 5.33% per annum.

Registration:	Book-entry form through DTC

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment Assumption:
100% PPC per annum. 100% PPC is defined as 10% CPR in the first month of loan life and additionally approximately 1.36% (15/11%) CPR in each month thereafter until the eleventh month. Thereafter, it remains constant at 25% CPR.

SMMEA Eligibility:	The senior certificates will be SMMEA eligible.

ERISA Eligibility:
The senior certificates will be ERISA eligible. However, prior to the termination of the Interest Rate Swap Agreement and the Interest Rate Cap, the Class 1A1 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements unless such acquisition or holding is eligible for the exemptive relief available under a statutory or administrative exemption.

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:

Class 1A1 is a senior certificate. Class 1A1 will accrue interest at a per annum rate of one-month LIBOR + 0.25%, subject to a minimum rate of 0.25% and a maximum rate of 6.91%. The Class 1A1 will also have the benefit of an interest rate cap and an interest rate swap agreement as described below.

Basis Risk Shortfalls represents the excess, if any, of (1) the amount of interest payable to the Class 1A1 Certificates (in accordance with its interest formula of LIBOR + 0.25%) without regard to its maximum rate of 6.91% over (2) the amount of interest payable to the Class 1A1 Certificates subject to its maximum rate of 6.91%.

On each Distribution Date, interest rate cap payments received will be deposited into the Class 1A1 Reserve Fund. Amounts in the Class 1A1 Reserve Fund will be distributed in the following order of priority:
(1) to pay Basis Risk Shortfalls on the Class 1A1 Certificates for the current Distribution Date.
(2) to pay Basis Risk Shortfalls on the Class 1A1 Certificates remaining unpaid from prior Distribution Dates.
(3) the remainder for deposit in the Class 1A1 Reserve Fund.

Any interest accruing on the Class 1A1 Certificates in excess of the amount that would accrue if the day count for such class were based on a 30/360 accrual method (other than any Basis Risk Shortfall) will be payable solely from the interest rate swap agreement.

Class 1A2 is an interest-only certificate. It will accrue interest at a per annum rate of 6.66% - one-month LIBOR, subject to a minimum rate of 0.00%. Its notional balance will equal the class principal amount of the Class 1A1 Certificates.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. They will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 7.00% per annum.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap:

An Interest Rate Cap will be purchased by the Trust for the benefit of the Class 1A1 Certificates to protect against interest rate risk from upward movement in one-month LIBOR. The [ninety-eight] month Interest Rate Cap will have a strike rate of [6.66%]. Its notional balance, on any Distribution Date, represents the assumed balance of the Class 1A1 Certificates utilizing 100% of the Pricing Prepayment Assumption with the Termination Option exercised. It will contribute cash in the event one-month LIBOR rises above the strike rate up to a Maximum Rate of [9.25%]. The Notional Balance of the Interest Rate Cap will be equal to the following schedule (subject to variance in final size and composition of the collateral).

On each Distribution Date, the cap provider will make payments equal to the product of (a) the actual number of days in the corresponding accrual period for the transaction divided by 360, (b) the excess, if any, of the minimum of (i) one-month LIBOR for such Distribution Date and (ii) Maximum Rate of [9.25%], over the strike rate, and (c) the notional balance set forth above. Payments received under the Interest Rate Cap will only be available to benefit the Class 1A1 Certificates.

Distribution Dates (Months)	Notional Balance for Interest Rate Cap	Distribution Dates (Months)	Notional Balance for Interest Rate Cap	Distribution Dates (Months)	Notional Balance for Interest Rate Cap
1	$0	34	$87,225,006.06	67	$31,808,662.32
2	193,615,704.61	35	84,777,409.73	68	30,815,040.90
3	191,182,618.67	36	82,389,194.74	69	29,847,307.58
4	188,511,752.75	37	80,058,935.53	70	28,904,824.89
5	185,609,012.10	38	77,785,240.68	71	27,986,970.79
6	182,481,183.97	39	75,566,752.11	72	27,093,138.24
7	179,135,919.43	40	73,402,144.25	73	26,222,734.90
8	175,581,709.79	41	71,290,123.31	74	25,404,296.21
9	171,827,857.54	42	69,229,426.50	75	24,607,610.59
10	167,884,441.92	43	67,218,821.28	76	23,832,134.52
11	163,762,279.19	44	65,257,104.64	77	23,077,337.70
12	159,472,877.79	45	63,343,102.41	78	22,342,702.72
13	155,277,369.10	46	61,475,668.55	79	21,627,724.82
14	151,183,173.23	47	59,653,684.51	80	20,931,911.51
15	147,187,861.14	48	57,876,058.53	81	20,254,782.34
16	143,289,061.84	49	56,141,725.05	82	19,595,868.54
17	139,484,461.10	50	54,449,644.02	83	18,954,712.81
18	135,771,800.02	51	52,798,800.35	84	18,330,868.99
19	132,148,873.73	52	51,188,203.30	85	17,723,901.81
20	128,613,530.13	53	49,616,885.86	86	17,184,755.51
21	125,163,668.58	54	48,083,904.24	87	16,660,332.31
22	121,797,238.73	55	46,588,337.26	88	16,150,252.60
23	118,512,239.26	56	45,129,285.87	89	15,654,146.24
24	115,306,716.77	57	43,705,872.56	90	15,171,652.34
25	112,178,764.57	58	42,317,240.88	91	14,702,419.02
26	109,126,521.64	59	40,962,554.93	92	14,246,103.21
27	106,148,171.47	60	39,640,998.87	93	13,802,370.38
28	103,241,941.05	61	38,351,776.43	94	13,370,894.41
29	100,406,099.79	62	37,188,528.46	95	12,951,357.34
30	97,638,958.56	63	36,055,338.62	96	12,543,449.14
31	94,938,868.63	64	34,951,468.77	97	12,146,867.58
32	92,304,220.78	65	33,876,198.56	98	11,804,062.40
33	89,733,444.29	66	32,828,825.07

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Interest Rate Swap Agreement

The Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay interest at an annual floating rate equal to [one-month LIBOR + 0.34%] up to an annual rate of [7.00%] on a swap notional amount which equal to the Class 1A1 Certificates principal balance in each period calculated on the basis of a 30/360 accrual method. The Trust will receive payments equal to an annual rate of [one-month LIBOR + 0.25%] up to an annual rate of [6.91%] on the swap notional amount for each period calculated on the basis of an actual 360 accrual method. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Swap Payment Priority

Amounts in the Swap Account will be distributed as follows:

1) to the Swap Counterparty any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution date, to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

3) To the Class 1A1 Certificates, in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [6.70]%*).

Priority of Payment		Order of Loss Allocation (Other than Excess Losses)
Class A Credit Support of [6.70]%*
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, one minus the Senior Prepayment Percentage.

Strip Rate:	7.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

AP Principal Distribution Amount:	On any Distribution Date, the sum of (1) the related AP Percentage of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of(a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount as follows:

To the Class 1A1 Certificates until reduced to zero.

II. Pay Subordinate Principal Distribution Amount as follows*:
*Subject to credit support tests

To the Subordinate Certificates until reduced to zero.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 1A1 Discount Margin Table (To Optional Termination):

Assumes one-month LIBOR equals 5.33%.

	50% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC
100*	25	25	25	25	25	25	25
WAL (yr)	6.13	4.12	3.61	3.04	2.40	1.98	1.45
First Prin Pay	Oct06	Oct06	Oct06	Oct06	Oct06	Oct06	Oct06
Last Prin Pay	May22	Aug17	May16	Nov14	Feb13	Dec11	Jun10

*Price does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

Primary Originator	Indymac Bank

Interest Rate Range	5.50% - 9.00%

Gross WAC	7.10%	(+/- 10 Bps)

Original WAM	360

Current WAM	358	(+/- 5 Months)

WA Orig. LTV %	70%	(+/- 10%)

WA Orig. FICO	710	(+/- 10)

California %	35%	(MAX 45%)

Max Avg. Loan Size	$275,000

Cash-Out Refinance %	40%	(+/- 10%)

Primary Residence %	90%	(MIN 75%)

10 Year Interest Only %	35%	(MAX 50%)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[195,806,000]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE (6))
LEHMAN MORTGAGE TRUST, SERIES 2006-6

Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Maturity (yrs) (2)	Principal Payment to Maturity Window (2)	Expected Initial Loss Coverage (3)	Interest Accrual Convention	Legal Final Maturity	Expected Ratings (3)
1A1	$195,806,000	1ML + 0.50%	Senior, Pass Through	3.04	10/06 - 11/14	[6.70]%	30/360	10/25/2036	AAA
1A2 (4) (5)	$195,806,000	6.50% - 1ML	Senior, Interest-Only	N/A	N/A	[6.70]%	30/360	10/25/2036	AAA
AP (4)	N/A	N/A	Senior, Principal-Only	N/A	N/A	[6.70]%	30/360	10/25/2036	AAA
AX (4) (5)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[6.70]%	30/360	10/25/2036	AAA
SUBS (4)	$14,061,144	7.00%	Subordinated	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The Class Coupons are described under “Interest Rates” on page 5.

(2)	Prepayments were run at 100% PPC per annum with the 10% Optional Termination exercised. Assumes bonds pay on the 25th of every month beginning in October 2006.

(3)	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. Loss Coverage is subject to change based on rating agency feedback.

(4)	Non-offered classes.

(5)	Notional certificate.

(6)	Aggregate collateral balance is subject to change, which may affect final tranche sizing as well as the proportion of the Class 1A1 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF SEPTEMBER 2006 UNLESS OTHERWISE INDICATED.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

1

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is generally comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The Trust will issue subordinate certificates. The Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis. Excess Losses will be borne by all classes of certificates on a pro-rata basis.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools) as described in the related prospectus supplement. The Subordinate Certificates will be crossed among several groups.

•	The Master Servicer maintains a 10% Optional Termination on the collateral.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

2

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut off Date:	September 1, 2006

Closing Date:	September 29, 2006

Settlement Date:	September 29, 2006

Distribution Dates:	25th of each month, commencing in October 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally 0.25% per annum

Trustee:	[TBD].

Rating Agencies:	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates.

Day Count:	30/360.

Delay Days:	With respect to all certificates other than the Class 1A1 and Class 1A2 Certificates, 24 days.

With respect to the Class 1A1 and Class 1A2 Certificates, 0 days.

Interest Accrual Period:	With respect to all certificates other than the Class 1A1 and Class 1A2 Certificates, the calendar month preceding the Distribution Date.

With respect to the Class 1A1 and Class 1A2 Certificates, the interest accrual period begins on the immediately preceding Distribution Date (or September 25, 2006 in the case of the first accrual period) and ends on the day immediately before the current Distribution Date.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Accrued Interest:	With respect to all certificates other than the Class 1A1 and Class 1A2 Certificates, 28 days of accrued interest.

With respect to the Class 1A1 and Class 1A2 Certificates, 4 days of accrued interest.

LIBOR Determination Date:	With respect to the Class 1A1 and Class 1A2 Certificates, the second business day preceding the beginning of each Interest Accrual Period (other than the first Interest Accrual Period).

For the first Interest Accrual Period, one-month LIBOR will equal 5.33% per annum.

Registration:	Book-entry form through DTC

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment Assumption:
100% PPC per annum. 100% PPC is defined as 10% CPR in the first month of loan life and additionally approximately 1.36% (15/11%) CPR in each month thereafter until the eleventh month. Thereafter, it remains constant at 25% CPR.

SMMEA Eligibility:	The senior certificates will be SMMEA eligible.

ERISA Eligibility:	The senior certificates will be ERISA eligible.

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:

Class 1A1 is a senior certificate. Class 1A1 will accrue interest at a per annum rate of one-month LIBOR + 0.50%, subject to a minimum rate of 0.50% and a maximum rate of 7.00%.

Class 1A2 is an interest-only certificate. It will accrue interest at a per annum rate of 6.50% - one-month LIBOR, subject to a minimum rate of 0.00%. Its notional balance will equal the class principal amount of the Class 1A1 Certificates.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. They will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 7.00% per annum.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [6.70]%*).

Priority of Payment		Order of Loss Allocation (Other than Excess Losses)
Class A Credit Support of [6.70]%*
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, one minus the Senior Prepayment Percentage.

Strip Rate:	7.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

AP Principal Distribution Amount:	On any Distribution Date, the sum of (1) the related AP Percentage of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of(a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount as follows:

To the Class 1A1 Certificates until reduced to zero.

II. Pay Subordinate Principal Distribution Amount as follows*:
*Subject to credit support tests

To the Subordinate Certificates until reduced to zero.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

9

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 1A1 Discount Margin Table (To Optional Termination):

Assumes one-month LIBOR equals 5.33%.

	50% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC
100*	50	50	50	50	50	50	50
WAL (yr)	6.13	4.12	3.61	3.04	2.40	1.98	1.45
First Prin Pay	Oct06	Oct06	Oct06	Oct06	Oct06	Oct06	Oct06
Last Prin Pay	May22	Aug17	May16	Nov14	Feb13	Dec11	Jun10

*Price does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

Primary Originator	Indymac Bank

Interest Rate Range	5.50% - 9.00%

Gross WAC	7.10%	(+/- 10 Bps)

Original WAM	360

Current WAM	358	(+/- 5 Months)

WA Orig. LTV %	70%	(+/- 10%)

WA Orig. FICO	710	(+/- 10)

California %	35%	(MAX 45%)

Max Avg. Loan Size	$275,000

Cash-Out Refinance %	40%	(+/- 10%)

Primary Residence %	90%	(MIN 75%)

10 Year Interest Only %	35%	(MAX 50%)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[100,000,000]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE (6))
LEHMAN MORTGAGE TRUST, SERIES 2006-6

Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Maturity (yrs) (2)	Principal Payment to Maturity Window (2)	Expected Initial Loss Coverage (3)	Legal Final Maturity	Expected Ratings (3)
4A1	$100,000,000	1ML + 0.42%	Senior, Sequential, Accretion Directed	4.99	10/06 - 10/18	[4.00]%	10/25/2036	AAA
4A2 (4) (5)	$100,000,000	6.58% - 1ML	Senior, Interest-Only	N/A	N/A	[4.00]%	10/25/2036	AAA
4A3 (4)	$2,147,000	7.00%	Senior, Sequential, Accrual	N/A	N/A	[4.00]%	10/25/2036	AAA
AP (4)	N/A	N/A	Senior, Principal-Only	N/A	N/A	[4.00]%	10/25/2036	AAA
AX (4) (5)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[4.00]%	10/25/2036	AAA
SUBS (4)	$4,255,772	7.00%	Subordinated	N/A	N/A	N/A	N/A	N/A

(1)	The Class Coupons are described under “Interest Rates” on page 5.

(2)	Prepayments were run at 300% PSA per annum with the 10% Optional Termination exercised. Assumes bonds pay on the 25th of every month beginning in October 2006.

(3)	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. Loss Coverage is subject to change based on rating agency feedback.

(4)	Non-offered classes.

(5)	Notional certificate.

(6)	Aggregate collateral balance is subject to change, which may affect final tranche sizing as well as the proportion of the Class 4A1 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF SEPTEMBER 2006 UNLESS OTHERWISE INDICATED.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is generally comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The Trust will issue subordinate certificates. The Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis. Excess Losses will be borne by all classes of certificates on a pro-rata basis.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools) as described in the related prospectus supplement. The Subordinate Certificates will be crossed among several groups.

•	The Master Servicer maintains a 10% Optional Termination on the collateral.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut off Date:	September 1, 2006

Closing Date:	September 29, 2006

Settlement Date:	September 29, 2006

Distribution Dates:	25th of each month, commencing in October 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally 0.25% per annum

Trustee:	[TBD].

Rating Agencies:	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates.

Day Count:	30/360.

Delay Days:	With respect to all certificates other than the Class 4A1 and Class 4A2 Certificates, 24 days.

With respect to the Class 4A1 and Class 4A2 Certificates, 0 days.

Interest Accrual Period:	With respect to all certificates other than the Class 4A1 and Class 4A2 Certificates, the calendar month preceding the Distribution Date.

With respect to the Class 4A1 and Class 4A2 Certificates, the interest accrual period begins on the immediately preceding Distribution Date (or September 25, 2006 in the case of the first accrual period) and ends on the day immediately before the current Distribution Date.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

3

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Accrued Interest:	With respect to all certificates other than the Class 4A1 and Class 4A2 Certificates, 28 days of accrued interest.

With respect to the Class 4A1 and Class 4A2 Certificates, 4 days of accrued interest.

LIBOR Determination Date:	With respect to the Class 4A1 and Class 4A2 Certificates, the second business day preceding the beginning of each Interest Accrual Period (other than the first Interest Accrual Period).

For the first Interest Accrual Period, one-month LIBOR will equal 5.33% per annum.

Registration:	Book-entry form through DTC

Tax Status:	REMIC for Federal income tax purposes.

Pricing Speed:	300% PSA

100% PSA:
Mortgages will prepay at an annual rate of 0.2% in the first month after origination. The prepayment rate will increase by an annual rate of 0.2% per month up to the 30th month after origination. The monthly prepayment rate will be constant at 6% per annum in the 30th and later months.

SMMEA Eligibility:	The senior certificates will be SMMEA eligible.

ERISA Eligibility:	The senior certificates will be ERISA eligible

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

4

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:

Class 4A1 is a senior certificate. Class 4A1 Certificates will accrue interest at a per annum rate of one-month LIBOR + 0.42%, subject to a minimum rate of 0.42% and a maximum rate of 7.00%.

Class 4A2 is an interest-only certificate. Class 4A2 Certificates will accrue interest at a per annum rate of 6.58% - one-month LIBOR, subject to a minimum rate of 0.00%. Its notional balance will equal the class principal amount of the Class 4A1 Certificates.

Class 4A3 is a senior certificate. Class 4A3 Certificates will accrue interest at a per annum rate of 7.00%.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. Class AP Certificates will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 7.00% per annum.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

5

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [4.00]%*).

Priority of Payment		Order of Loss Allocation (Other than Excess Losses)
Class A Credit Support of [4.00]%*
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

6

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, one minus the Senior Prepayment Percentage.

Strip Rate:	7.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

7

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

AP Principal Distribution Amount:	On any Distribution Date, the sum of (1) the related AP Percentage of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Terms of the Offering - Distribution of Interest:

Class 4A3 Accrual Amount:
Interest accrued on the Class 4A3 Certificates will not be distributed to such certificates prior to the Accretion Termination Date. Instead, an amount equal to that accrued interest for each Distribution Date prior to the Accretion Termination Date, or the Class 4A3 Accrual Amount, will be added to the principal amount of the Class 4A3 Certificates and the Class 4A3 Accrual Amount will be allocated to pay interest and principal to the Class 4A1 Certificates.

Accretion Termination Date:
The earlier of: (1) the Distribution Date on which the principal amount of the subordinate certificates has been reduced to zero and (2) the first Distribution Date on which the Class 4A1 Certificates have been reduced to zero.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

8

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount and Class 4A3 Accrual Amount as follows:

To the Class 4A1 Certificates and Class 4A3 Certificates, sequentially in this order, until reduced to zero.

II. Pay Subordinate Principal Distribution Amount as follows*:
*Subject to credit support tests

To the Subordinate Certificates until reduced to zero.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

9

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 4A1 Discount Margin Table (To Optional Termination):

Assumes one-month LIBOR equals 5.33%.

	100% PSA	175% PSA	250% PSA	300% PSA	400% PSA	500% PSA	600% PSA
100*	42	42	42	42	42	42	42
WAL (yr)	10.36	7.43	5.74	4.99	3.99	3.36	2.93
First Prin Pay	Oct06	Oct06	Oct06	Oct06	Oct06	Oct06	Oct06
Last Prin Pay	Mar30	Feb25	Oct20	Oct18	Feb16	May14	Feb13

*Price does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

10

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

Primary Originator	National City

Interest Rate Range	5.50% - 9.00%

Gross WAC	6.97%	(+/- 10 Bps)

Original WAM	360

Current WAM	359	(+/- 5 Months)

WA Orig. LTV %	70%	(MAX 75%)

WA Orig. FICO	740	(MIN 740)

California %	20%	(MAX 30%)

Max Avg. Loan Size	$500,000

Cash-Out Refinance %	27%	(MAX 30%)

Primary Residence %	94%	(MIN 85%)

10 Year Interest Only %	25%	(MAX 30%)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

11

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[100,000,000]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE (6))
LEHMAN MORTGAGE TRUST, SERIES 2006-6

Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Maturity (yrs) (2)	Principal Payment to Maturity Window (2)	Expected Initial Loss Coverage (3)	Legal Final Maturity	Expected Ratings (3)
4A1	$100,000,000	1ML + 0.50%	Senior, Pass-through	5.28	10/06 - 10/18	[4.00]%	10/25/2036	AAA
4A2 (4) (5)	$100,000,000	6.50% - 1ML	Senior, Interest-Only	N/A	N/A	[4.00]%	10/25/2036	AAA
AP (4)	N/A	N/A	Senior, Principal-Only	N/A	N/A	[4.00]%	10/25/2036	AAA
AX (4) (5)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[4.00]%	10/25/2036	AAA
SUBS (4)	$4,166,666	7.00%	Subordinated	N/A	N/A	N/A	N/A	N/A

(1)	The Class Coupons are described under “Interest Rates” on page 5.

(2)	Prepayments were run at 300% PSA per annum with the 10% Optional Termination exercised. Assumes bonds pay on the 25th of every month beginning in October 2006.

(3)	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. Loss Coverage is subject to change based on rating agency feedback.

(4)	Non-offered classes.

(5)	Notional certificate.

(6)	Aggregate collateral balance is subject to change, which may affect final tranche sizing as well as the proportion of the Class 4A1 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF SEPTEMBER 2006 UNLESS OTHERWISE INDICATED.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

1

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is generally comprised of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The Trust will issue subordinate certificates. The Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses (other than Excess Losses) will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis. Excess Losses will be borne by all classes of certificates on a pro-rata basis.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools) as described in the related prospectus supplement. The Subordinate Certificates will be crossed among several groups.

•
On any distribution date following the date on which the scheduled principal balance of the mortgage pool has declined to ten percent of the initial balance thereof, the Master Servicer may terminate the REMIC trust and cause redemption of the Certificates.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

2

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut off Date:	September 1, 2006

Closing Date:	September 29, 2006

Settlement Date:	September 29, 2006

Distribution Dates:	25th of each month, commencing in October 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally 0.25% per annum

Trustee:	[TBD].

Rating Agencies:	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates.

Day Count:	30/360.

Delay Days:	With respect to all certificates other than the Class 4A1 and Class 4A2 Certificates, 24 days.

With respect to the Class 4A1 and Class 4A2 Certificates, 0 days.

Interest Accrual Period:	With respect to all certificates other than the Class 4A1 and Class 4A2 Certificates, the calendar month preceding the Distribution Date.

With respect to the Class 4A1 and Class 4A2 Certificates, the interest accrual period begins on the immediately preceding Distribution Date (or September 25, 2006 in the case of the first accrual period) and ends on the day immediately before the current Distribution Date.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

3

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Accrued Interest:	With respect to all certificates other than the Class 4A1 and Class 4A2 Certificates, 28 days of accrued interest.

With respect to the Class 4A1 and Class 4A2 Certificates, 4 days of accrued interest.

LIBOR Determination Date:	With respect to the Class 4A1 and Class 4A2 Certificates, the second business day preceding the beginning of each Interest Accrual Period (other than the first Interest Accrual Period).

For the first Interest Accrual Period, one-month LIBOR will equal 5.33% per annum.

Registration:	Book-entry form through DTC

Tax Status:	REMIC for Federal income tax purposes.

Pricing Speed:	300% PSA

100% PSA:
Mortgages will prepay at an annual rate of 0.2% in the first month after origination. The prepayment rate will increase by an annual rate of 0.2% per month up to the 30th month after origination. The monthly prepayment rate will be constant at 6% per annum in the 30th and later months.

SMMEA Eligibility:	The senior certificates will be SMMEA eligible.

ERISA Eligibility:	The senior certificates will be ERISA eligible

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

4

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:

Class 4A1 is a senior certificate. Class 4A1 Certificates will accrue interest at a per annum rate of one-month LIBOR + 0.50%, subject to a minimum rate of 0.50% and a maximum rate of 7.00%.

Class 4A2 is an interest-only certificate. Class 4A2 Certificates will accrue interest at a per annum rate of 6.50% - one-month LIBOR, subject to a minimum rate of 0.00%. Its notional balance will equal the class principal amount of the Class 4A1 Certificates.

Class AX is an interest-only certificate.

Class AP is a principal-only certificate. Class AP Certificates will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 7.00% per annum.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

5

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [4.00]%*).

Priority of Payment		Order of Loss Allocation (Other than Excess Losses)
Class A Credit Support of [4.00]%*
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

6

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, one minus the Senior Prepayment Percentage.

Strip Rate:	7.00%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

7

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

AP Principal Distribution Amount:	On any Distribution Date, the sum of (1) the related AP Percentage of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

8

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount as follows:

To the Class 4A1 Certificates until reduced to zero.

II. Pay Subordinate Principal Distribution Amount as follows*:
*Subject to credit support tests

To the Subordinate Certificates until reduced to zero.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

9

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 4A1 Discount Margin Table (To Optional Termination):

Assumes one-month LIBOR equals 5.33%.

	100% PSA	175% PSA	250% PSA	300% PSA	400% PSA	500% PSA	600% PSA
100*	50	50	50	50	50	50	50
WAL (yr)	11.45	8.06	6.12	5.28	4.18	3.50	3.04
First Prin Pay	Oct06	Oct06	Oct06	Oct06	Oct06	Oct06	Oct06
Last Prin Pay	Oct30	Feb25	Oct20	Oct18	Feb16	May14	Feb13

 *Price does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

10

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

Primary Originator	National City

Interest Rate Range	5.50% - 9.00%

Gross WAC	6.97%	(+/- 10 Bps)

Original WAM	360

Current WAM	359	(+/- 5 Months)

WA Orig. LTV %	70%	(MAX 75%)

WA Orig. FICO	740	(MIN 740)

California %	20%	(MAX 30%)

Max Avg. Loan Size	$500,000

Cash-Out Refinance %	27%	(MAX 30%)

Primary Residence %	94%	(MIN 85%)

10 Year Interest Only %	25%	(MAX 30%)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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